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                                                                 EXHIBIT (j)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 94 constituting part of the Registration Statement on Form N-1A (the "Registration Statement") of the Mainstay Funds of our report dated February 22, 2007, relating to the consolidated financial statements of NYLIFE LLC and its subsidiaries, which appears in the Statement of Additional Information constituting part of the Registration Statement.


/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
New York, New York
February 26, 2008